Exhibit 99.1

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
SPSC@blueshirtgroup.com

SPS Commerce Reports First Quarter 2026 Financial Results
First quarter 2026 revenue grew 6% and recurring revenue grew 7% from the first quarter of 2025

MINNEAPOLIS, April 30, 2026 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), the leading intelligent supply chain network, today announced financial results for the first quarter ended March 31, 2026.
Financial Highlights
First Quarter 2026 Financial Highlights
•Revenue was $192.1 million in the first quarter of 2026, compared to $181.5 million in the first quarter of 2025, reflecting 6% growth.
•Recurring revenue grew 7% from the first quarter of 2025.
•Net income was $19.7 million or $0.53 per diluted share, compared to net income of $22.2 million or $0.58 per diluted share in the first quarter of 2025.
•Non-GAAP income per diluted share was $1.10, compared to non-GAAP income per diluted share of $1.00 in the first quarter of 2025.
•Adjusted EBITDA for the first quarter of 2026 increased 7% to $57.9 million compared to the first quarter of 2025.
•Share repurchases in the first quarter of 2026 totaled $47.1 million.

“SPS Commerce delivered a solid performance this quarter, led by growth of our core business and momentum in cross-selling across our customer base,” said Chad Collins, CEO of SPS Commerce. “To further empower our customers, we are excited by the launch of MAX, our new set of AI capabilities. Embedded into existing supply chain workflows and powered by proprietary network data, MAX guides customer connections to support the success of their trading relationships.”

“SPS Commerce’s core business fundamentals remain strong. We are focused on driving margin expansion through operating leverage and AI-driven efficiencies,” said Joe Del Preto, CFO of SPS Commerce. “With a large addressable market, a clear path to scale, and disciplined capital allocation, SPS is well positioned to deliver balanced growth and long-term shareholder value.”

Guidance
Second Quarter 2026 Guidance
•Revenue is expected to be in the range of $194.5 million to $196.5 million, representing 4% to 5% year-over-year growth.
•Net income per diluted share is expected to be in the range of $0.53 to $0.56, with fully diluted weighted average shares outstanding of 37.3 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $1.06 to $1.09.
•Adjusted EBITDA is expected to be in the range of $60.9 million to $62.4 million.
•Non-cash, share-based compensation expense is expected to be $19.0 million, depreciation expense is expected to be $5.2 million, and amortization expense is expected to be $9.4 million.

Fiscal Year 2026 Guidance
•Revenue is expected to be in the range of $796.0 million to $802.0 million, representing 6% to 7% growth over 2025.
•Net income per diluted share is expected to be in the range of $2.66 to $2.69, with fully diluted weighted average shares outstanding of 37.3 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $4.73 to $4.76.
•Adjusted EBITDA is expected to be in the range of $262.8 million to $267.3 million, representing 14% to 16% growth over 2025.
•Non-cash, share-based compensation expense is expected to be $69.8 million, depreciation expense is expected to be $23.0 million, and amortization expense is expected to be $37.4 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q1 2026 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce is the leading intelligent supply chain network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service, and accessible experts so our customers can focus on what they do best. Over 50,000 recurring revenue customers in retail, grocery, distribution, supply, manufacturing, and logistics are using SPS as their retail network. SPS is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain from investments and foreign currency transactions, investment income, and other adjustments as necessary for a fair presentation. Other adjustments for the three months ended March 31, 2026, included the expense impact from disposals of other equipment. Net income is the most directly comparable GAAP measure of financial performance
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain from investments and foreign currency transactions, other adjustments as necessary for a fair presentation, including for the three months ended March 31, 2026, the expense impact from disposals of other equipment, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the most directly comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the second quarter and full year of 2026, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; In thousands, except shares)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$154,271	$151,355
Accounts receivable	72,003	75,295
Allowance for credit losses	(6,897)	(7,129)
Accounts receivable, net	65,106	68,166
Deferred costs	65,906	66,693
Other assets	43,457	49,090
Total current assets	328,740	335,304
Property and equipment, net	46,154	43,117
Operating lease right-of-use assets	4,856	5,025
Goodwill	540,836	541,719
Intangible assets, net	206,069	215,815
Other assets
Deferred costs, non-current	20,294	20,719
Deferred income tax assets	511	493
Other assets, non-current	13,748	7,667
Total assets	$1,161,208	$1,169,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,468	$13,757
Accrued compensation	42,647	47,577
Accrued expenses	15,535	13,074
Deferred revenue	80,382	75,590
Operating lease liabilities	1,918	4,353
Total current liabilities	154,950	154,351
Other liabilities
Deferred revenue, non-current	5,318	5,288
Operating lease liabilities, non-current	4,700	2,839
Deferred income tax liabilities	33,801	33,201
Other liabilities, non-current	279	287
Total liabilities	199,048	195,966
Commitments and contingencies
Stockholders' equity
Common stock	40	40
Treasury stock	(226,903)	(177,949)
Additional paid-in capital	741,544	722,737
Retained earnings	449,167	429,438
Accumulated other comprehensive loss	(1,688)	(373)
Total stockholders’ equity	962,160	973,893
Total liabilities and stockholders’ equity	$1,161,208	$1,169,859

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues	$192,121	$181,549
Cost of revenues	59,217	56,914
Gross profit	132,904	124,635
Operating expenses
Sales and marketing	44,734	41,634
Research and development	17,917	17,439
General and administrative	36,374	31,018
Amortization of intangible assets	9,320	8,588
Total operating expenses	108,345	98,679
Income from operations	24,559	25,956
Other income, net	1,405	2,207
Income before income taxes	25,964	28,163
Income tax expense	6,235	5,967
Net income	$19,729	$22,196

Net income per share
Basic	$0.53	$0.58
Diluted	$0.53	$0.58

Weighted average common shares used to compute net income per share
Basic	37,379	37,990
Diluted	37,442	38,163

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$19,729	$22,196
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	713	(4,418)
Depreciation and amortization of property and equipment	5,834	4,957
Amortization of intangible assets	9,320	8,588
Provision for credit losses	1,973	1,822
Stock-based compensation	18,073	13,867
Other, net	(242)	168
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	1,103	(7,443)
Deferred costs	1,265	(1,247)
Other assets and liabilities	(715)	1,174
Accounts payable	(792)	1,677
Accrued compensation	(5,988)	(7,948)
Accrued expenses	893	3,868
Deferred revenue	4,873	3,160
Operating leases	(410)	(438)
Net cash provided by operating activities	55,629	39,983
Cash flows from investing activities
Purchases of property and equipment	(7,140)	(6,150)
Acquisition of business, net	—	(141,636)
Net cash used in investing activities	(7,140)	(147,786)
Cash flows from financing activities
Repurchases of common stock	(47,124)	(40,000)
Net proceeds from exercise of options to purchase common stock	743	635
Net proceeds from employee stock purchase plan activity	520	411
Net cash used in financing activities	(45,861)	(38,954)
Effect of foreign currency exchange rate changes	288	661
Net increase (decrease) in cash and cash equivalents	2,916	(146,096)
Cash and cash equivalents at beginning of period	151,355	241,017
Cash and cash equivalents at end of period	$154,271	$94,921

SPS COMMERCE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended March 31,
	2026	2025
Net income	$19,729	$22,196
Income tax expense	6,235	5,967
Depreciation and amortization of property and equipment	5,834	4,957
Amortization of intangible assets	9,320	8,588
Stock-based compensation expense	18,073	13,867
Realized gain from investments and foreign currency transactions	(120)	(366)
Investment income	(1,151)	(1,849)
Other	11	1,013
Adjusted EBITDA	$57,931	$54,373

Adjusted EBITDA Margin
	Three Months Ended March 31,
	2026	2025
Revenue	$192,121	$181,549

Net income	19,729	22,196
Margin	10%	12%

Adjusted EBITDA	57,931	54,373
Adjusted EBITDA Margin	30%	30%

Non-GAAP Income per Share
	Three Months Ended March 31,
	2026	2025
Net income	$19,729	$22,196
Stock-based compensation expense	18,073	13,867
Amortization of intangible assets	9,320	8,588
Realized gain from investments and foreign currency transactions	(120)	(366)
Other	11	1,013
Income tax effects of adjustments	(5,879)	(7,285)
Non-GAAP income	$41,134	$38,013

Shares used to compute net income and non-GAAP income per share
Basic	37,379	37,990
Diluted	37,442	38,163

Net income per share, basic	$0.53	$0.58
Non-GAAP adjustments to net income per share, basic	0.57	0.42
Non-GAAP income per share, basic	$1.10	$1.00

Net income per share, diluted	$0.53	$0.58
Non-GAAP adjustments to net income per share, diluted	0.57	0.42
Non-GAAP income per share, diluted	$1.10	$1.00

The annual per share amounts may not cross-sum due to rounding.